UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2003

Braintech, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

930 West 1st Street, Unit #102, North Vancouver, BC, Canada, V7P 3N4
(Address of principal executive offices and Zip Code)

(604) 988-6440
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The company has announced the appointment of Robert J. Gayton as a Director of the company. The company has also accepted the resignation of Grant Sutherland as a Director.

Robert Gayton is an experienced business executive and corporate director with a background in accounting, finance, and general management gained through roles as a partner with Peat Marwick Mitchell, Chartered Accountants and more recently as a director and senior officer for TSX, OTC and Amex listed companies. He has been a member of the Institute of Chartered Accountants of B.C. since 1962 and has been elected as a Fellow of both the B.C. and Ontario Institutes. He has been active in the Canadian, Ontario and BC Institutes of Chartered Accountants and has been an assistant professor at the University of BC, Faculty of Commerce. In 1973, Mr. Gayton obtained a Ph.D. in Business at the University of California, Berkeley. Mr. Gayton is presently an officer and /or director of a number of public and private companies including Intrinsyc Software Inc., Western Copper Holdings Limited, Quaterra Resources Inc., XML Global Technologies Inc., and Doublestar Resources Ltd.

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

By: Edward White
Principal Financial Officer
Date: April 1, 2003